Exhibit 5

December 12, 2024

U.S. Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

RE: MADISON SQUARE GARDEN SPORTS CORP.

REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

I am Senior Vice President, Deputy General Counsel and Secretary of Madison Square Garden Sports Corp., a Delaware corporation (the “Corporation”), and, in such capacity, have acted as counsel to the Corporation in connection with the Corporation’s filing of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission covering the registration of an aggregate of 100,000 shares of the Corporation’s Class A common stock, $0.01 par value per share (the “Shares”), issuable pursuant to the Corporation’s 2015 Stock Plan for Non-Employee Directors, as amended (the “Plan”).

In that capacity, I have examined such corporate records, certificates and other documents, and such questions of law, as I have considered necessary or appropriate for the purpose of this opinion. Upon the basis of such examination, I advise you that in my opinion, when the Registration Statement becomes effective under the Securities Act of 1933, as amended (the “Act”), the terms of the sale of the Shares have been duly established in conformity with the Corporation’s Amended and Restated Certificate of Incorporation, and the Shares have been duly issued and sold as contemplated by the Registration Statement and in accordance with the Plan, the Shares will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the General Corporation Law of the State of Delaware, and I express no opinions with respect to the laws of any other jurisdiction. The opinion expressed in this opinion letter is as of the date of this opinion letter only and as to laws covered hereby only as they are in effect on that date, and I assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may come to my attention after that date or any changes in law that may occur or become effective after that date.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

By:	/s/ Mark. C. Cresitello
Mark C. Cresitello
Senior Vice President, Deputy General Counsel and Secretary

MADISON SQUARE GARDEN SPORTS CORP.

TWO PENNSYLVANIA PLAZA, NEW YORK, NY 10121

TEL (212) 465-4111 I WWW.MSGSPORTS.COM